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                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated April 26, 2002, in the Registration Statement (Form N-4 No. 333-62662) and related Prospectuses of the American Separate Account 5 dated December 6, 2002.

                                                          /s/ Ernst & Young LLP

New York, New York
December 5, 2002